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                                                                     EXHIBIT 5.1


                                  June 23, 2004



Greenfield Online, Inc.
21 River Road
Wilton, CT 06897

Re:     Registration Statement on Form S-1; Reg. No. 333-114391

Ladies and Gentlemen:

      We have acted as counsel for Greenfield Online, Inc., a Delaware corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of the above-referenced Registration Statement (the "Registration Statement") relating to the registration of shares of common stock of the Company (the "Shares") to be sold by the Company and the Selling Stockholders named in the Prospectus forming a part of the Registration Statement.


      In connection with the preparation and filing of the Registration Statement, we have reviewed the Company's Certificate of Incorporation and Bylaws and have made such other investigations as we deemed necessary in order to express the opinions set forth below. The law covered by the opinions expressed herein is expressly limited to the Delaware General Corporation Law, including the statutory provisions as well as all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the Federal Law of the United States (the "Covered Law"). To the extent that the law of any other jurisdiction other than those mentioned in the prior sentence impact the opinions expressed herein, we assume in our opinions that such law is the same as the Covered Law. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise. We express no opinion except as expressly set forth in the paragraph below and no opinions shall be implied. The opinion expressed herein is an opinion of legal matters and not factual matters.


      Based on the foregoing, it is our opinion that the Shares to be sold pursuant to the Prospectus will be validly issued, fully paid and non-assessable under the Delaware General Corporation Law when certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

      Our opinion is given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon of any change in law, facts or circumstances, occurring after the date hereof except in any additional or supplemental opinions that we may render with respect to the Shares.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained within the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We express no opinion as to any matters not expressly set forth herein.


                                    Very truly yours,

                                    /S/ Preston Gates & Ellis LLP